Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Kathleen O’Boyle
The Blueshirt Group	RightNow Technologies
415.217.7722	406.556.3428 Desk
todd@blueshirtgroup.com	415.407.8308 Cell
stacie@blueshirtgroup.com	kathleen.oboyle@rightnow.com

RightNow Technologies Announces

Second Quarter 2008 Financial Results

BOZEMAN, Mont. (July 30, 2008) — RightNow® Technologies, Inc. (NASDAQ: RNOW) today announced results for the second quarter ended June 30, 2008.  Total revenue in the second quarter of 2008 was $35.2 million, compared to $26.5 million in the second quarter of 2007, reflecting 33% growth in revenue over the second quarter of 2007.  Net loss in the second quarter of 2008 was $(3.1) million or $(0.09) per share, compared to a net loss of $(5.7) million or $(0.17) per share, in the second quarter of 2007.  Non-GAAP net loss per share in the second quarter of 2008, which excludes stock-based compensation charges of $1.9 million, was $(1.2) million or $(0.04) per share, as compared to Non-GAAP net loss of $(3.8) million or $(0.11) per share, in the second quarter of 2007.

Revenue for the six months ended June 30, 2008 was $68.1 million, compared to $52.2 million for the comparable period in 2007.  Net loss for the six months ended June 30, 2008 was $(6.5) million or $(0.19) per share, as compared to $(11.7) million or $(0.36) per share, for the comparable period in 2007.  Non-GAAP net loss for the six months ended June 30, 2008, which excludes stock-based compensation charges of $3.2 million, was $(3.4) million or $(0.10) per share, as compared to Non-GAAP net loss of $(8.5) million or $(0.26) per share, for the comparable period in 2007.

New, renewed and expanded customer relationships during the second quarter of 2008 included Activision, Beretta USA, Department of Homeland Security, Enterprise Rent-A-Car, Hertz Europe, LifeLock, NutriSystem, NVIDIA, RealNetworks, Sovereign Bank, and Virgin Mobile Australia.

-more-

“We remain focused on execution and believe we are positioned well to take advantage of a tremendous market opportunity,” stated Greg Gianforte, founder and CEO.  “Our success is being driven by the strength of our solutions which enable our clients to retain and enhance relationships with existing customers, provide great customer experiences, and demonstrate a quick and measurable return on investment.  This core value proposition resonates at the highest executive levels within our enterprise target market.”

“We are pleased to report another strong quarter with revenue and earnings above guidance,” said Jeff Davison, CFO. “This quarter was our sixth consecutive quarter of operating margin improvement as we continue to gain operating leverage through our land and expand strategy.   We remain positive about the growth opportunities we see in the second half of 2008 and are raising our full year revenue guidance.”

Guidance

•                  For the full year 2008, revenue is expected to be in the range of $141 to $143 million, with recurring revenue growth of approximately 25%.

•                  Net loss per share for the full year 2008 is expected to be in the range of $(0.30) to $(0.26).  Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.11) to $(0.07) for the full year 2008.

•                  Cash from operations for the full year 2008 is expected to be in the range of $25 to $30 million.

•                  For the third quarter of 2008, revenue is expected to be in the range of $36 to $37 million. Third quarter net loss per share is expected to be in the range of $(0.08) to $(0.06).  Non-GAAP net loss per share, which excludes stock-based compensation, is expected to be in the range of $(0.03) to $(0.01) for the third quarter of 2008.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.)  To access the call, please dial 877-440-5786, or outside the U.S. 719-325-4873, at least five minutes prior to the 2:30 p.m. MT start time. A live webcast of the call will also be available at http://investor.rightnow.com/events.cfm under the Investor Webcasts menu. An audio replay will be available between 5:30 p.m. MT on July 30, 2008 and 12:00 a.m. MT on August 14, 2008 by calling 888-203-1112 or 719-457-0820, with passcode 9046901. The replay will also be available on our website at http://investor.rightnow.com/events.cfm.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on

RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana.  For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the market success of our RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; our ability to expand, retain and motivate our employees and manage our growth, and general economic conditions.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

RightNow Technologies, Inc.

Consolidated Balance Sheets

(In thousands) (Unaudited)

	June 30,	Dec 31,
	2008	2007

Assets
Cash and cash equivalents	$52,781	$43,681
Short-term investments	41,540	52,644

Accounts receivable	26,722	29,480
Term receivables, current	8,814	13,069
Allowance for doubtful accounts	(2,177)	(1,918)
Net receivables	33,359	40,631

Deferred commissions	3,970	3,336
Prepaid and other current assets	3,112	2,643
Total current assets	134,762	142,935

Long-term investments	11,925	—
Property and equipment, net	10,798	10,856
Term receivables, non-current	5,728	9,859
Intangible assets, net	7,206	7,996
Deferred commissions, non-current	2,305	1,680
Other	514	460
Total Assets	$173,238	$173,786

Liabilities and Stockholders’ Equity
Accounts payable	$5,982	$4,386
Commissions and bonuses payable	4,279	5,044
Other accrued liabilities	11,937	11,404
Current portion of long-term debt	44	43
Current portion of deferred revenue	76,693	76,995
Total current liabilities	98,935	97,872

Long-term debt, less current portion	45	68
Deferred revenue, net of current portion	39,289	37,665

Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	99,187	95,377
Accumulated other comprehensive loss	(787)	(292)
Accumulated deficit	(63,465)	(56,937)
Total stockholders’ equity	34,969	38,181
Total Liabilities Stockholders’ Equity	$173,238	$173,786

RightNow Technologies, Inc.

Consolidated Operating Statements

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Software, hosting and support
Recurring*	$25,459	$20,341	$49,871	$39,566
Perpetual	114	352	258	946
Professional services	9,648	5,772	17,990	11,655
Total revenue	35,221	26,465	68,119	52,167

Cost of revenue:
Software, hosting and support	5,043	4,565	10,078	8,959
Professional services	7,810	5,036	15,095	10,207
Total cost of revenue	12,853	9,601	25,173	19,166

Gross profit	22,368	16,864	42,946	33,001

Operating expenses:
Sales and marketing	17,627	15,788	34,445	31,515
Research and development	4,507	4,343	8,993	8,639
General and administrative	3,890	3,178	7,406	6,038
Total operating expenses	26,024	23,309	50,844	46,192

Loss from operations	(3,656)	(6,445)	(7,898)	(13,191)

Interest and other income (expense), net	519	885	1,457	1,713

Loss before income taxes	(3,137)	(5,560)	(6,441)	(11,478)
Benefit (provision) for income taxes	5	(181)	(87)	(265)
Net loss	$(3,132)	$(5,741)	$(6,528)	$(11,743)

Net loss per share:
Basic	$(0.09)	$(0.17)	$(0.19)	$(0.36)
Diluted	$(0.09)	$(0.17)	$(0.19)	$(0.36)

Shares used in the computation:
Basic	33,582	32,983	33,557	32,921
Diluted	33,582	32,983	33,557	32,921

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$79	$79	$156	$137
Cost of professional services	165	149	318	274
Sales and marketing	595	731	1,133	1,389
Research and development	242	289	477	515
General and administrative	816	743	1,079	978
Total stock-based compensation	$1,897	$1,991	$3,163	$3,293

*	Recurring revenue includes software, hosting and support revenue from term license and subscription agreements, and post contract support services.

RightNow Technologies, Inc.

Consolidated Statements of Cash Flow

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating activities:
Net loss	$(3,132)	$(5,741)	$(6,528)	$(11,743)
Non-cash adjustments:
Depreciation and amortization	1,943	1,880	3,886	3,555
Stock-based compensation	1,897	1,991	3,163	3,293
Provision (recoveries) for losses on accounts receivable	26	13	115	(56)
Changes in operating accounts:
Receivables	4,062	8,224	11,509	23,651
Prepaid expenses	5	(412)	(443)	(983)
Deferred commissions	(809)	(1,200)	(1,213)	(2,100)
Accounts payable	(174)	(60)	1,584	(1,193)
Commissions and bonuses payable	742	(1)	(781)	(1,172)
Other accrued liabilities	(83)	870	451	3,751
Deferred revenue	4,001	(814)	567	(6,870)
Other	96	13	(66)	(10)
Cash provided by operating activities	8,574	4,763	12,244	10,123

Investing activities:
Net change in short-term investments	748	(15,333)	(1,222)	(13,784)
Acquisition of property and equipment	(1,524)	(1,351)	(3,033)	(3,338)
Other	(12)	(32)	(27)	(61)
Cash used by investing activities	(788)	(16,716)	(4,282)	(17,183)

Financing activities:
Proceeds from issuance of common stock	234	536	648	1,179
Excess tax benefit of stock options exercised	(53)	160	—	209
Payments on long-term debt	(11)	(8)	(22)	(15)
Cash provided by financing activities	170	688	626	1,373

Effect of foreign exchange rates on cash and cash equivalents	234	208	512	321

Increase (decrease) in cash and cash equivalents	8,190	(11,057)	9,100	(5,366)

Cash and cash equivalents at beginning of period	44,591	44,899	43,681	39,208
Cash and cash equivalents at end of period	$52,781	$33,842	$52,781	$33,842

RightNow Technologies, Inc.

Reconciliation of Non-GAAP Measurements

(Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net loss as reported	$(3,132)	$(5,741)	$(6,528)	$(11,743)
Add stock-based compensation (“SBC”)	1,897	1,991	3,163	3,293
Net loss before SBC	$(1,235)	$(3,750)	$(3,365)	$(8,450)

Net loss per share, as reported	$(0.09)	$(0.17)	$(0.19)	$(0.36)
Net loss per share, before SBC	$(0.04)	$(0.11)	$(0.10)	$(0.26)

Shares outstanding, as reported	33,582	32,983	33,557	32,921
Shares outstanding, excluding the effect of SBC	33,582	32,983	33,557	32,921

Forward-Looking Guidance Reconciliation

	GAAP Guidance				Non-GAAP Guidance
	From	To	Adjustment		From	To
Third quarter ending September 30, 2008
Net loss	$(2,000)	$(2,600)	$1,500	[a]	$(500)	$(1,100)
Net loss per share	$(0.06)	$(0.08)			$(0.01)	$(0.03)
Shares	33,800	33,800			33,800	33,800

Year ending December 31, 2008
Net loss	$(8,700)	$(10,000)	$6,200	[a]	$(2,500)	$(3,800)
Net loss per share	$(0.26)	$(0.30)			$(0.07)	$(0.11)
Shares	33,800	33,800			33,800	33,800

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures

Non-GAAP net loss and diluted net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net loss and net loss per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net loss and net loss per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net loss and net loss per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net loss and net loss per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net loss and net loss per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net loss and GAAP net loss per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•                  Other companies inside and outside of our industry may calculate non-GAAP net loss and net loss per share differently than we do, limiting their usefulness as a comparative tool; and

•                  The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net loss and net loss per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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